EXHIBIT 2.2         AMENDMENT TO STOCK FOR OWNERSHIP AGREEMENT

                                  AMENDMENT TO
                          STOCK FOR OWNERSHIP AGREEMENT


        THIS AMENDMENT TO THE STOCK FOR OWNERSHIP AGREEMENT by and between Viking Capital Group, Inc., (hereinafter called Viking), and Beijing Fei Yun Property Development Company Ltd. (hereinafter called Beijing Fei Yun) and private owners of Beijing Fei Yun (collectively called Fei Yun) and represented herein by Vice Chairman Wang Ping and Chairman Zhou Haiping, is dated September 1, 2001.

                                   WITNESSETH:

        WHEREAS, Viking and Fei Yun heretofore entered into that certain Stock For Ownership Agreement dated August 1, 2001 for the acquisition by Viking Capital Group, Inc. of twenty five percent (25%) of the ownership of Beijing Fei Yun Property Development Company Ltd., a Peoples Republic of China Company, in exchange for stock of Viking Capital Group, Inc., a United States (US) of America corporation in the state of Utah.; and

        WHEREAS, both parties agree and understand that the Stock For Ownership Agreement shall not include an equity ownership of Beijing Anhua Office Building Co., Ltd. and Hebei Kangshun Feiyun Organic Waste Processing Co., Ltd. as originally listed in the Stock For Ownership Agreement,

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Stock For Ownership Agreeement, the parties do hereby covenant and agree and understand that equity ownership of Beijing Anhua Office Building Co., Ltd. and Hebei Kangshun Feiyun Organic Waste Processing Co., Ltd. are not included in the Stock For Ownership Agreement,


        IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.



BEIJING FEI YUN PROPERTY             BEIJING FEI YUN PROPERTY
DEVELOPMENT COMPANY, LTD.            DEVELOPMENT COMPANY, LTD.

WANG PING                            ZHOU HAIPING

/s/ Wang Ping                        /s/ Zhou Hai Ping
-----------------------------        -------------------------------------------
Vice Chairman                        Chairman & President



VIKING CAPITAL GROUP, INC.           VIKING CAPITAL GROUP, INC.

WILLIAM FOSSEN                       JOHN LU

/s/ William Fossen                   /s/ John Lu
-----------------------------        -------------------------------------------
Chairman & CEO                       Executive Director/Asian Pacific Operations